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EXHIBIT 10 (e)

AMENDMENT TO
SEVERANCE PAY AGREEMENT

        THIS AGREEMENT dated as of                        , between THE EMPIRE DISTRICT ELECTRIC COMPANY (the "Company"), a Kansas corporation, having its principal offices at 602 Joplin Street, Joplin, Missouri, and                        , residing at                        (the "Executive").

W  I  T  N  E  S  S  E  T  H:

        WHEREAS, the Company and the Executive entered into a Severance Pay Agreement dated as of June 21, 1996 (the "Severance Pay Agreement") pursuant to The Empire District Electric Company Change in Control Severance Pay Plan (the "Plan"); and

        WHEREAS, a "Change in Control" of the Company has occurred for purposes of the Plan by reason of the approval by the Company's shareholders of the Agreement and Plan of Merger between the Company and UtiliCorp United Inc. (the "UtiliCorp Change in Control"); and

        WHEREAS, the UtiliCorp Change in Control has resulted in the Executive having the right to terminate his employment in a "Voluntary Termination" entitling him to benefits as described in the Plan and the Severance Pay Agreement; and

        WHEREAS, the Company wishes to encourage the Executive to continue in employment through December 31, 2002; and

        WHEREAS, the Executive is willing to continue in employment with the Company beyond the otherwise applicable last day for a "Voluntary Termination" provided the period for such a "Voluntary Termination" is extended;

        NOW, THEREFORE, the Company and the Executive agree as follows:

        1.    Section 2 of the Severance Pay Plan is amended by adding at the end thereof the following new subsection (e):

          "(e) Anything in this Agreement to the contrary notwithstanding, any termination of the Executive's employment on or before December 31, 2002 at the election of the Executive (other than a termination constituting an Involuntary Termination) shall be considered a Voluntary Termination for purposes of the Plan and this Agreement."

        2.    Except as modified above, the Severance Pay Agreement shall remain in full force and effect in accordance with its terms.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above set forth.

THE EMPIRE DISTRICT ELECTRIC COMPANY

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  EXHIBIT 10 (e)